FOR IMMEDIATE RELEASE                            CONTACT:  Glenn Bozarth
October 18, 1994                                           Mattel, Inc.
                                                           (310) 252-3521


       MATTEL THIRD QUARTER EARNINGS INCREASE 26 PERCENT;
              MOMENTUM ASSURES ANOTHER RECORD YEAR
              ------------------------------------

LOS ANGELES, Oct. 18 -- Mattel, Inc. today reported record net income of $131.8 million or $.72 per share for the third quarter ended Sept. 30, 1994, up 26 percent from $104.7 million or $.58 per share in the 1993 quarter.  Net sales also reached record levels, increasing 16 percent to $1.04 billion from $897 million last year.

     For the first nine months of 1994, net income increased 30 percent to a record $213.0 million or $1.15 per share, versus

$163.9 million or $.91 per share in the first nine months of 1993 before accounting changes.  Net sales were a record $2.17

billion, up 11 percent from $1.95 billion in 1993.

     "We are most pleased with Mattel's performance for the third quarter and nine months," John W. Amerman, Mattel's chairman and chief executive officer, said.  "Despite the fact that shipping patterns are changing to later in the year and many countries outside the United States continue to be in a recessionary

environment, Mattel's performance in each quarter this year has exceeded our expectations," he said.



                             -more-

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     "The company's capacity to generate cash continues to be

excellent.  Mattel's senior debt, net of acquisitions, declined by more than $80 million versus year ago, and cash is up by

approximately $35 million versus the same time last year,"

Amerman said.  "As was expected, the Kransco and Spear

acquisitions only had a minor effect on third quarter

profitability.   We do anticipate profitable impact from these

acquisitions in the fourth quarter, which will help ensure

achievement of our 1994 goal.

     "Strong consumer demand for the full range of Mattel

products, coupled with our unique ability to support retailer requirements, bodes well for the 1994 holiday season," he said.

"Excellent growth of Barbie in the U.S. has been a strong

foundation for our success in 1994.  Disney products, led by 'The

Lion King'; Fisher-Price toys; Hot Wheels vehicles and playsets,

and Polly Pocket are helping to draw consumers into toy retail stores.  As a result, we are confident that 1994 will be the sixth consecutive year of record sales and record earnings for

Mattel," Amerman said.

     Mattel, Inc. is a worldwide leader in the design,

manufacture and marketing of children's toys.  With headquarters in El Segundo, California, Mattel has offices and facilities in

34 foreign countries and sells its products in more than 140 nations throughout the world.



                              -###-

                                       MATTEL, INC. AND SUBSIDIARIES
                                    CONSOLIDATED RESULTS OF OPERATIONS

                                                           FOR THE                      FOR THE
                                                      THREE MONTHS ENDED           NINE MONTHS ENDED
                                                  -------------------------    -------------------------
                                                   Sept. 30,      Sept. 30,     Sept. 30,      Sept. 30,
(In thousands, except per share amounts)             1994         1993 (a)        1994         1993 (a)
- ----------------------------------------          ----------     ----------    ----------     ----------
Net Sales                                         $1,037,082     $  896,732    $2,174,616     $1,950,534
  Cost of sales                                      508,122        442,797     1,093,047        998,816
                                                  ----------     ----------    ----------     ----------
Gross Profit                                         528,960        453,935     1,081,569        951,718

  Advertising and promotion expenses                 161,298        139,392       326,938        291,271
  Other selling and administrative expenses          140,601        128,882       376,006        352,031
  Other expense, net                                   5,967          5,378        10,567          9,757
                                                  ----------     ----------    ----------     ----------
Operating Profit                                     221,094        180,283       368,058        298,659
  Interest expense                                    18,274         16,913        37,887         45,051
                                                  ----------     ----------    ----------     ----------
Income Before Income Taxes                           202,820        163,370       330,171        253,608
  Provision for income taxes                          71,000         58,714       117,200         89,702
                                                  ----------     ----------    ----------     ----------
Income Before Cumulative Effect of Changes
  in Accounting Principles                           131,820        104,656       212,971        163,906
  Cumulative effect of changes in accounting
    principles (b)                                         -              -             -         (4,022)
                                                  ----------     ----------    ----------     ----------
Net Income                                        $  131,820     $  104,656    $  212,971     $  159,884
                                                  ==========     ==========    ==========     ==========

Income Per Share - Primary (c)
  Income before cumulative effect of changes
    in accounting principles                      $     0.72     $     0.61    $     1.17     $     0.94
  Cumulative effect of changes in accounting
    principles                                             -              -             -          (0.02)
                                                  ----------     ----------    ----------     ----------
   Net Income Per Share - Primary                 $     0.72     $     0.61    $     1.17     $     0.92
                                                  ==========     ==========    ==========     ==========

Average Number of Common and Common
  Equivalent Shares Outstanding - Primary            180,744        170,609       178,933        170,893
                                                  ==========     ==========    ==========     ==========

Income Per Share - Fully Diluted (c)
  Income before cumulative effect of changes
    in accounting principles                      $     0.72     $     0.58    $     1.15     $     0.91
  Cumulative effect of changes in accounting
    principles                                             -              -             -          (0.02)
                                                  ----------     ----------    ----------     ----------
   Net Income Per Share - Fully Diluted           $     0.72     $     0.58    $     1.15     $     0.89
                                                  ==========     ==========    ==========     ==========

Average Number of Common and Common
  Equivalent Shares Outstanding - Fully Diluted      182,312        180,336       182,228        180,969
                                                  ==========     ==========    ==========     ==========


                                 MATTEL, INC. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEETS


                                                   Sept. 30,       Sept. 30,      Dec. 31,
(In thousands)                                       1994          1993 (a)       1993 (a)
- --------------                                    -----------    -----------    -----------
ASSETS
  Cash, cash equivalents and marketable
    securities                                    $   106,642    $    70,464    $   523,581
  Accounts receivable, net                          1,251,738      1,094,525        580,313
  Inventories                                         360,741        276,823        219,993
  Prepaid expenses                                    159,235        130,612        146,863
                                                  -----------    -----------    -----------
    Total current assets                            1,878,356      1,572,424      1,470,750

  Property, plant and equipment, net                  398,890        325,584        326,877
  Other assets                                        508,384        194,323        202,450
                                                  -----------    -----------    -----------
    Total Assets                                  $ 2,785,630    $ 2,092,331    $ 2,000,077
                                                  ===========    ===========    ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
  Notes payable to banks                          $   477,567    $   101,376    $         -
  Current portion of long-term liabilities              2,700          9,194        104,862
  Accounts payable and accrued liabilities            664,764        499,643        573,224
  Income taxes payable                                163,959        103,545        105,243
                                                  -----------    -----------    -----------
    Total current liabilities                       1,308,990        713,758        783,329

  Long-term debt                                      258,539        360,348        254,159
  Other long-term liabilities                          88,107         62,022         70,827
  Convertible debt                                          -         97,706         73,953
  Shareholders' equity                              1,129,994        858,497        817,809
                                                  -----------    -----------    -----------
    Total Liabilities and Shareholders' Equity    $ 2,785,630    $ 2,092,331    $ 2,000,077
                                                  ===========    ===========    ===========

(a) Consolidated results are restated for the merger with Fisher-Price, Inc.
(b) A $20.0 million net-of-tax charge related to the adoption of FAS No. 106, partially offset by a $16.0 million credit related to the adoption of FAS No. 109.
(c) Share and per share data for the quarter and nine months ended September 30, 1993 reflect the retroactive effect of shares issued pursuant to the Fisher-Price merger and a 5/4 stock split declared in November 1993.
